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                                                                   EXHIBIT 11.01

                     CARDINAL HEALTH, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          FISCAL YEAR ENDED
                                               --------------------------------------
                                               JUNE 30,       JUNE 30,       JUNE 30,
                                                 1996           1995           1994
                                               --------       --------       --------
PRIMARY:

Net earnings available for Common Shares       $111,864       $137,534       $ 79,825
                                               ========       ========       ========
Average shares outstanding                       63,503         62,141         56,508

Dilutive effect of stock options                  1,166          1,978          4,872
                                               --------       --------       --------
Weighted average number of Common
   Shares outstanding                            64,669         64,119         61,380
                                               ========       ========       ========
Primary earnings per Common Share              $   1.73       $   2.14       $   1.30
                                               ========       ========       ========
FULLY DILUTED:

Net earnings available for Common Shares       $111,864       $137,534       $ 79,825
                                               ========       ========       ========
Average shares outstanding                       63,503         62,141         56,508

Dilutive effect of stock options                  1,240          2,029          4,891
                                               --------       --------       --------
Weighted average number of Common
   Shares outstanding                            64,743         64,170         61,399
                                               ========       ========       ========
Fully diluted earnings per Common Share        $   1.73       $   2.14       $   1.30
                                               ========       ========       ========


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